UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2008

NetManage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22158	77-0252226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20883 Stevens Creek Blvd., Cupertino, CA	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 973-7171

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On June 2, 2008, NetManage, Inc. issued a press release announcing that Institutional Shareholder Services (ISS), a division of RiskMetrics Group, has recommended that NetManage stockholders vote “FOR” the merger agreement with Micro Focus at the special stockholders meeting on June 17, 2008, a copy of which is furnished as Exhibit 99.1.

Forward-Looking Statements

This Current Report and the exhibit furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against NetManage or Micro Focus and others following announcement of the merger agreement; (3) the inability to complete the merger contemplated by the merger agreement (the “Merger”) due to the failure to satisfy the other conditions to completion of the Merger; (4) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; and (5) other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of NetManage’s SEC filings. Many of the factors that will determine the outcome of the Merger are beyond NetManage’s ability to control or predict. NetManage undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release by NetManage, Inc. dated June 2, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetManage, Inc. (Registrant)

June 2, 2008	/s/ Omer Regev
(Date)	Omer Regev Chief Financial Officer and Secretary

Exhibit Index

99.1	Press release by NetManage, Inc. dated June 2, 2008.